                                Amendment No. 2
                             To Severance Agreement
                                    Between
                            The Centris Group, Inc.
                      (formerly US Facilities Corporation)
                                      And
                                Jose A. Velasco
                         ______________________________



   Whereas, The Centris Group, Inc., a Delaware corporation (the "Company"), and Jose A. Velasco (the "Executive") entered into a Severance Agreement dated May 24, 1994, and to an Amendment No. 1 thereto dated December 4, 1996 (collectively referred to herein as the "Agreement"), which relates to the termination of Executive's employment with the Company under certain circumstances; and

   Whereas, the Company and the Executive desire to amend Section 4(e)(i) to clarify the definition of events which constitute a "Change in Control" for purposes of this Agreement;

   Now, Therefore, in consideration of the Company's agreement to continue the employment of Executive for a period of a minimum of six (6) months from the date of this Amendment and the payment to Executive of $1.00 and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Executive hereby agree to enter into this Amendment to the Agreement as follows:

   1. Section 4(e)(i) of the Agreement as originally written shall be stricken and eliminated from the Agreement, and shall be completely replaced by a new
Section 4(e)(i), which shall read in full as follows:

         (i) At any time during the term of this Agreement, any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the regulations of the Securities and Exchange Commission (the "SEC") thereunder, each as in effect on the Effective Date of this Agreement (including any such
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   Persons that may be deemed to be acting in concert with respect to the
   Company or the acquisition, ownership or voting of Company securities) becomes, directly or indirectly, the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act and the regulations of the SEC thereunder, each as in effect on the Effective Date of this Agreement), without the prior approval of the Board of Direcors of the Company, of outstanding securities of the Company representing 15% or more of the combined voting power of the Company's then outstanding securities; provided, however, that the concept of any Person becoming the owner of 15% or more of the combined voting shares shall not include: (A) the Company, any wholly owned subsidiary of the Company, any employee benefit plan of the Company or of a subsidiary of the Company, or any Person holding voting shares for or pursuant to the terms of any such employee benefit plan; or (B) any Person if such Person would not otherwise be a 15% stockholder but for a reduction in the number of outstanding voting shares resulting from a stock repurchase program or other similar plan instituted by the Company or from a self-tender offer of the Company, which stock repurchase plan or Company self-tender offer commenced on or after the Effective Date of this Agreement; provided, however, that the concept of becoming the owner of 15% or more of the combined voting shares shall include such Beneficial Owner after the first date upon which (x) such Person, since the date of commencement of such stock repurchase plan or Company self-tender offer, shall have acquired Beneficial Ownership of, in the aggregate, additional voting shares of the Company representing 1% or more of the voting shares then outstanding, and (y) such Person, together with all affiliates and associates of such Person, shall Beneficially Own 15% or more of the voting shares of the Company then outstanding. In calculating the percentage of outstanding voting shares that are Beneficially Owned by a Person for purposes of this subsection, voting shares that are Beneficially Owned by such Person shall be deemed outstanding, and voting shares that are not Beneficially Owned by such Person and that are subject to issuance upon the exercise or conversion of outstanding conversion rights, exchange rights, warrants or options shall not be deemed outstanding. The Board of Directors shall have the absolute and unfettered authority to make the final determination as to whether any Person is or is not to be considered a 15% Stockholder for purposes of this Agreement, which determination shall be conclusive for all purposes and shall be binding upon the Company and upon the Executive.

   2. This Amendment shall be retroactive and shall be considered and deemed to have been in effect as of May 24, 1994, the Effective Date of the Agreement, which is the date when it was entered into by the parties hereto.

   3. Apart from this Amendment, the terms of the Agreement as entered into on May 24, 1994 and as amended by Amendment No. 1 on December 4, 1996 shall otherwise in all respects remain as originally written to the extent that such terms do not conflict with or are inconsistent with this Amendment.

                                      -2-
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   In Witness Whereof, this Amendment No. 2 has been executed by a duly authorized officer of the Company and by the Executive as of the 29th day of August, 1997.

   Company:                   The Centris Group, Inc.
   -------

                              By   /s/ David L. Cargile
                                   ------------------------------------------
                                   David L. Cargile
                                   President and Chief Executive Officer


   Executive:
   ---------

                              By   /s/ Jose A. Velasco
                                   ------------------------------------------
                                   Jose A. Velasco

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